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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 1, 2002



                         ENCOMPASS SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



         Texas                    1-13565                  76-0535259
    (State or Other             (Commission             (I.R.S. Employer
      Jurisdiction              File Number)          Identification No.)
   of Incorporation)


    3 Greenway Plaza, Suite 2000
           Houston, Texas                                        77046
  (Address of principal executive                              (Zip Code)
              offices)


       Registrant's Telephone Number, Including Area Code: (713) 860-0100

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

As a result of the Company's default under its Credit Agreement dated February 22, 2000, as amended, and in accordance with the terms of the Indenture dated April 30, 1999 governing the Company's 10 1/2% Senior Subordinated Notes due 2009 (the "Notes"), the Company's senior lenders delivered to the Trustee under the Indenture a payment blockage notice prohibiting the payment of any kind or character with respect to the Notes. As a result of such circumstances and other recent events, including the Company's commencement on October 18, 2002, of a 30-day solicitation of its creditors, including the holders of the Notes, for approval of a financial restructuring plan, Encompass Services Corporation has determined that the Company will not make the scheduled interest payment of $17,587,500 due November 1, 2002 on its Notes.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ENCOMPASS SERVICES CORPORATION

                                  By:      /s/ Gray H. Muzzy
                                     -------------------------
                                     Gray H. Muzzy
                                     Senior Vice President,
                                     General Counsel and Secretary

Date: November 1, 2002

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